UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 31, 2009

Date of Report (date of earliest event reported)

XTENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33282	41-2047573
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

125 Constitution Drive

Menlo Park, California 94025-1118

(Address of principal executive offices)

(650) 475-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the reduction in headcount that the Company reported on a Form 8-K filed with the Securities and Exchange Commission, or SEC, on January 21, 2009, the last day of employment for the Company’s Vice President of Human Resources, Anne-Marie Hodkinson, and the Company’s Chief Financial Officer, Timothy D. Kahlenberg, was March 31, 2009.  Mr. Kahlenberg will continue to provide consulting services to the Company.  Ms. Hodkinson and Mr. Kahlenberg will be paid the amounts previously reported on the Form 8-K filed with the SEC on January 21, 2009.

On March 31, 2009, the compensation committee of the Company’s board of directors approved a $15,164 increase in the retention amount payable under the non-equity retention program to the Company’s Chief Technical Officer, Randolph E. Campbell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTENT, INC.

Date: April 6, 2009	By:	/s/ Gregory D. Casciaro
Gregory D. Casciaro
President and Chief Executive Officer